Exhibit 23.2

CONSENT OF CARTER LEDYARD & MILBURN LLP

We consent to the incorporation by reference in Registration Statement No. 333-203585 on Form S-3 of our opinion relating to U.S. federal tax law contained in the section “United States Federal Tax Consequences” appearing in this Annual Report on Form 10-K of the SPDR® Gold Trust for the year ended September 30, 2015.

/s/  Carter Ledyard & Milburn LLP

New York, New York

November 24, 2015